Exhibit 99.3
     To be effective, this Form of Election and Letter of Transmittal must be received by the Depositary (identified below) no later than the Election Deadline, which will be 5:00 p.m., Pacific Time, on [•], 2007 (unless extended), together with (1) the certificate(s) representing all shares of common stock, par value $0.01 per share, of First Republic Bank to which this Form of Election and Letter of Transmittal relates or (2) a properly completed Guarantee of Delivery with respect to the certificate(s). Delivery of First Republic Shares may also be made by book-entry transfer to the Depositary’s account at the Depository Trust Company (“DTC”). See Instruction 14. Any extension of the Election Deadline will be announced in a press release at least 5 business days in advance of the date of such deadline.
FORM OF ELECTION
AND
LETTER OF TRANSMITTAL
to accompany certificates representing
shares of common stock, par value $0.01 per share, of
FIRST REPUBLIC BANK
Please read and follow the accompanying instructions carefully and deliver to the Depositary:
Computershare Trust Company, N.A.

By Mail:	By Overnight Courier:
Computershare	Computershare
Attn: First Republic Offer	Attn: First Republic Offer
P.O. Box 859208	161 Bay State Drive
Braintree, MA 02185-9208	Braintree, MA 02184
DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH
ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

TABLE A
DESCRIPTION OF FIRST REPUBLIC SHARES SURRENDERED
Names(s) of Record Holder(s)
as Shown on the First Republic Certificate(s) and	First Republic Bank Certificate(s) Being Surrendered
Address(es) of Such Record Holder(s)*	(Attach Additional List if Necessary)
Number of Shares
	First Republic	Represented by Each
	Certificate	First Republic Certificate (or Covered by
	Number**	a Guarantee of Delivery)

Total Shares

*	For a delivery using the Guarantee of Delivery procedures, please fill in exactly as name(s) will appear on the certificate(s) when delivered.

**	First Republic Certificate(s) numbers are not required at this time if the First Republic Bank Certificate(s) will be delivered using the Guarantee of Delivery procedures.

     Pursuant to the Agreement and Plan of Merger, dated as of January 29, 2007 (as the same may be amended from time to time, the “Merger Agreement”), by and among Merrill Lynch & Co., Inc. (“Merrill Lynch”), First Republic Bank (“First Republic”) and Merrill Lynch Bank & Trust Co., FSB (“ML Bank”), you hereby surrender to the Depositary the certificate(s) (the “First Republic Certificate(s)”) representing the shares of common stock, par value $0.01 per share, of First Republic (“First Republic Shares”) owned of record by you as set forth herein, and hereby make the election (the “Election”), indicated in TABLE B (Election) below, to have the First Republic Shares evidenced by such First Republic Certificate(s) converted into the right to receive one (and only one) of the following:
•	Cash Election—an amount of cash per share equal to the Per Share Cash Consideration (the “Cash Consideration”), subject to proration and adjustment, as defined and calculated in the Merger Agreement and described in proxy statement/prospectus, dated June [ ], 2007 (the “Proxy Statement”);

•	Stock Election—a number of shares of common stock, par value $1.33 1/3 per share, of Merrill Lynch (“Merrill Lynch Shares”) equal to the Per Share Stock Consideration (the “Stock Consideration”), subject to proration and adjustment, as defined and calculated in the Merger Agreement and described in the Proxy Statement; or

•	Mixed Election—Cash Consideration with respect to a portion of your First Republic Shares evidenced by the First Republic Certificate(s) as designated by you below in TABLE B (Election) and Stock Consideration with respect to the balance of your First Republic Shares evidenced by the First Republic Certificate(s), subject to proration and adjustment, as defined and calculated in the Merger Agreement and described in the Proxy Statement.
     If you do not mark one of the Election boxes below in TABLE B (Election), you will be deemed to have indicated no preference as to the receipt of Cash Consideration or Stock Consideration (a “Non-Election”) and will receive consideration in the merger (the “Merger Consideration”) based on the results of the allocation procedures set forth in the Merger Agreement and described in the Proxy Statement.
     You understand that the Election is subject to certain terms, conditions and limitations set forth in the Merger Agreement and described in the Proxy Statement. A copy of the Merger Agreement is attached to the Proxy Statement as Annex A. These terms, conditions and limitations include, but are not limited to, (i) the adjustment procedures described in the Proxy Statement and set forth in the Merger Agreement, (ii) the allocation procedures described in the Proxy Statement and set forth in the Merger Agreement and (iii) the proration process by which a holder may receive for such holder’s First Republic Shares an aggregate amount of Cash Consideration and Stock Consideration other than what such holder has elected.
     You are urged to read the Merger Agreement and the Proxy Statement in their entirety before completing this Form of Election and Letter of Transmittal.
     YOU MAY REQUEST A FREE COPY OF THE PROXY STATEMENT AND ADDITIONAL COPIES OF THIS FORM OF ELECTION AND LETTER OF TRANSMITTAL AT ANY TIME PRIOR TO THE ELECTION DEADLINE:
•	Through First Republic’s website at www.firstrepublic.com, or

•	By requesting a copy in writing or by telephone from the following individual:
Attention: [•]
Morrow & Co., Inc.
470 West Avenue
Stamford, Connecticut 06902
Tel: [•]
Questions and requests for other information or assistance should also be directed to the individual listed above.

     You understand that the definitive terms pursuant to which the Merger will be effected, including the amount and form of consideration to be received by holders of First Republic Shares, the effect of this Form of Election and Letter of Transmittal, and certain conditions to the consummation of the Merger, are summarized in the Proxy Statement and set forth in full in and subject to the Merger Agreement. You also understand that different tax consequences may be associated with each of the Election options, and you are aware that those consequences are summarized in general terms in the section of the Proxy Statement entitled “The Merger—Material U.S. Federal Income Tax Consequences.”
     You hereby make the following Election for your First Republic Shares owned of record and represented by the First Republic Certificate(s) surrendered herewith:

TABLE B
ELECTION
     Check one of the boxes below:
☐	Cash Election

☐	Stock Election

☐	Mixed Election—Convert:
•	First Republic Shares into Cash Consideration (as described above, if you elect the Mixed Election, please fill in the blank to the left to designate the number of First Republic Shares represented by the First Republic Certificate(s) surrendered herewith that you want converted into the Cash Consideration); and

•	all remaining First Republic Shares into Stock Consideration
ALLOCATION PRIORITY FOR CERTIFICATED SHARES
All Elections are subject to the proration and allocation provisions set forth in the Merger Agreement and described in the Proxy Statement. If hold your First Republic Shares in certificated form and you have made (i) a valid Stock Election and wish to designate the priority in which First Republic Shares covered by the Election are to be reallocated in the event that the Stock Consideration is not available in the full amount elected or (ii) a valid Mixed Election and wish to designate the priority in which First Republic Shares are to be allocated the Cash Consideration and/or the priority in which First Republic Shares covered by the Election are to be reallocated in the event that the Stock Consideration is not available in the full amount elected, please designate the priority below by First Republic Certificate(s) number (including the number of shares to which the prioritization pertains), with the First Republic Shares to be converted into the Cash Consideration listed first:

Total Shares Represented
First Republic	Number of Shares to which	by Each First Republic
Certificate No.	Prioritization Pertains:	Certificate:

You may be deemed to have made a Non-Election if, with respect to any of your First Republic Shares:
     (a) No election is made in TABLE B (Election); or
     (b) More than one Election is made in TABLE B (Election); or

     (c) You fail to follow the instructions on this Form of Election and Letter of Transmittal (including failure to submit the First Republic Certificate(s), a Guarantee of Delivery, or confirmation of a book-entry transfer of the shares into the Depositary’s account at DTC) or otherwise fail to properly make an Election; or
     (d) A completed Form of Election and Letter of Transmittal (including submission of your First Republic Certificate(s), a Guarantee of Delivery or confirmation of a book-entry transfer of the shares into the Depositary’s account at DTC) is not received by the Depositary by the Election Deadline; or
     (e) You return this Form of Election and Letter of Transmittal with a Guarantee of Delivery, but do not deliver the First Republic Certificate(s) representing the First Republic Shares for which the Election is being made (or do not confirm a book-entry transfer of the shares into the Depositary’s account at DTC) within three New York Stock Exchange trading days after the Election Deadline.
     In order to receive the Merger Consideration, (i) this Form of Election and Letter of Transmittal must be completed and signed in the space in TABLE E (Stockholder(s) Sign Here), (ii) you must complete and sign the Substitute Form W-9, and (iii) this Form of Election and Letter of Transmittal along with the Substitute Form W-9 must be mailed or delivered with your First Republic Certificate(s), or a Guarantee of Delivery to the Depositary, to the address (or the facsimile number solely with respect to a Guarantee of Delivery) set forth on page 1. Delivery of First Republic Shares may also be made by book-entry transfer of the shares to the Depositary’s account at DTC. In order to properly make an Election, this Form of Election and Letter of Transmittal and other required documents must be received by the Depositary prior to the Election Deadline. If this Form of Election and Letter of Transmittal is not completed and received by the Depositary pursuant to the instructions herein prior to the Election Deadline, you will be deemed to have made a Non-Election.
     Record holders of First Republic Shares who are nominees may submit a separate Form of Election and Letter of Transmittal for each beneficial holder for whom that record holder is a nominee; provided, however, that at the request of Merrill Lynch, that record holder must certify to the satisfaction of Merrill Lynch that the record holder holds those First Republic Shares as nominee for the beneficial owner(s) thereof. Each beneficial owner for whom a Form of Election and Letter of Transmittal is submitted will be treated as a separate holder of First Republic Shares, subject to the provisions concerning joint Elections.
     By signing and returning this Form of Election and Transmittal Letter or Guarantee of Delivery to the Depositary, you agree to the statements set forth below:
     1. Pursuant to the Merger Agreement and subject to the election and proration procedures described herein and in the Proxy Statement, you surrender the First Republic Certificates representing your First Republic Shares listed on this Form of Election and Letter of Transmittal or for which a book-entry transfer has been made, and elect, as indicated in this Form of Election and Letter of Transmittal, to receive for the First Republic Shares represented by the First Republic Certificates or book-entry transfer of shares, the Stock Consideration and/or the Cash Consideration.
     2. You represent and warrant that you are, as of the date you executed this Form of Election and Letter of Transmittal or a Guarantee of Delivery, and will be, as of the completion date of the merger, the registered holder of the First Republic Shares represented by the enclosed First Republic Certificate(s) or book-entry transfer of shares with good title thereto and with full power and authority to make the Election indicated herein and to sell, assign and transfer the First Republic Shares represented by the enclosed First Republic Certificate(s) or book-entry transfer of shares, free and clear of all liens, restrictions, charges and encumbrances, and not subject to any adverse claims. You will, upon request, execute any additional documents necessary or desirable to complete the surrender and exchange of such First Republic Shares.
     3. You understand and acknowledge that you will not receive the Merger Consideration unless and until the merger is completed and unless and until the First Republic Certificate(s) or book-entry transfer(s) representing your First Republic Shares are received by the Depositary at the address set forth above, together with such additional documents as the Depositary may require, and until the same are processed for exchange by the Depositary. You understand and acknowledge that the method of delivery of the certificate(s) or book-entry transfer of shares and all other required documents is at your option and risk and that the risk of loss and title to such shares shall pass only after the Depositary has actually received First Republic Certificate(s) or book-entry transfer of shares. You further understand and acknowledge that no interest will accrue on the Merger Consideration, including on any cash paid in lieu of fractional Merrill Lynch shares, or on any dividends paid with respect thereto.

     4. You make the Election set forth in TABLE B (Election) above. You understand that the purpose of the election procedures described in this Form of Election and Letter of Transmittal is to permit you to express your preferences with respect to the Merger Consideration you elect to receive in the merger, subject to proration. You understand that the preference you express with respect to the Merger Consideration may not be fully satisfied depending upon the preferences of other First Republic stockholders.
     5. You agree that if you do not make an Election or if you make an ineffective election for any First Republic Shares held by you, you will be deemed to have not made an Election and will receive Stock Consideration, Cash Consideration or a combination of both Stock Consideration and Cash Consideration, depending on the elections of other First Republic stockholders.
     6. You acknowledge that none of First Republic, Merrill Lynch, the First Republic board of directors and the Merrill Lynch board of directors has made any recommendation as to whether or not you should make a particular type of election. You also acknowledge that you were advised to make your own decision, in consultation with your own financial and tax advisors, if any, as to what Election to make.
     7. Unless otherwise indicated on this Form of Election and Letter of Transmittal in TABLE C (Special Issuance Instructions) or TABLE D (Special Delivery Instructions), in exchange for the enclosed First Republic Certificate(s) (or those delivered pursuant to a Guarantee of Delivery) or book-entry transfer of shares, you instruct the Depositary to issue in your name, as it appears on this Form of Election and Letter of Transmittal, (i) the Merger Consideration, subject to proration, in the form elected by you in TABLE B (Election) above, and (ii) a check for cash in lieu of any fractional Merrill Lynch common share that would otherwise be issued. Similarly, unless otherwise indicated in TABLE D (Special Delivery Instructions), you instruct the Depositary to mail the Merger Consideration to you at the address shown on this Form of Election and Letter of Transmittal. In the event that both the Special Issuance Instructions and the Special Delivery Instructions are completed, you instruct the Depositary to issue and mail the Merger Consideration to the person or entity so indicated at the address indicated. Appropriate medallion signature guarantees by an Eligible Institution (as defined in Instruction 4) have been included with respect to the shares of First Republic common stock for which Special Issuance Instructions and/or Special Delivery Instructions have been given.
     8. You understand and acknowledge that Merrill Lynch (which may delegate power in whole or in part to the Depositary), in the exercise of its reasonable discretion, shall have the right to make all determinations, not inconsistent with the Merger Agreement, governing (i) the validity of Forms of Election and Letter of Transmittal and compliance by you with the election procedures set forth therein, (ii) the manner and extent to which elections are to be taken into account in making the proration determinations, (iii) the issuance and delivery of certificates representing the whole number of shares of Merrill Lynch common stock to be issued as Stock Consideration and (iv) the method of payment of Cash Consideration and cash in lieu of fractional shares of Merrill Lynch common stock.
     9. You understand that Merrill Lynch has a Direct Registration System for its shares of common stock. This means that Merrill Lynch’s transfer agent will keep any shares of Merrill Lynch common stock you receive in the merger in an electronic, book-entry form following the merger and subsequently if there is activity in your account, you will receive a Direct Registration Transaction Advice providing updated information on your shares.
     10. You hereby acknowledge receipt of the Proxy Statement and agree that all Elections, instructions and orders in this Form of Election and Letter of Transmittal are subject to the terms and conditions of the Merger Agreement, the Proxy Statement and the instructions applicable to this Form of Election and Letter of Transmittal.
     11. You hereby irrevocably appoint the Depositary, as your agent, to effect the exchange pursuant to the Merger Agreement and the instructions hereto. You hereby authorize and instruct the Depositary to deliver the First Republic Certificate(s) covered hereby, and to receive on your behalf, in exchange for the First Republic Shares represented by such First Republic Certificate(s), any check and/or any certificate for Merrill Lynch Shares issuable to you. Furthermore, you authorize the Depositary to follow any Election and to rely upon all representations, certifications and instructions contained in this Form of Election and Letter of Transmittal. All authority conferred or agreed to be conferred in this Form of Election and Letter of Transmittal (or Guarantee of Delivery) shall be binding upon your successors, assigns, heirs, executors, administrators and legal representatives and shall not be affected by, and shall survive, your death or incapacity.

TABLE C
Special Issuance Instructions
(see Instructions 4 & 6)
To be completed only if the check is to be made payable to, and/or the certificate for Merrill Lynch Shares are to be issued in the name of, someone other than the record holder(s) of the First Republic Shares or the name of the record holder(s) needs to be corrected or changed.
Issue: ☐ Certificate ☐ Check to:

Name:

(please print)

Address:

(include zip code)

(Tax Identification Number
or Social Security Number)

TABLE D
Special Delivery Instructions
(see Instructions 4 & 6)
To be completed only if the check is to be made payable to, and/or the certificate for Merrill Lynch Shares are to be issued in the name of, the record holder(s) of the First Republic Shares but are to be sent to another person or to an address other than as set forth beneath the record holder’s signature on this Form of Election and Letter of Transmittal.

Check or certificate(s) for Merrill Lynch Shares to be delivered to:*

Name:

(please print)

Address:

(include zip code)
* Please attach additional sheets if necessary

TABLE E
Stockholder(s) Sign Here
(also complete Substitute Form W-9 below)
Please sign exactly as your name(s) appear(s) on your First Republic Certificate(s). If this is a joint Election, each person covered by this Form of Election and Letter of Transmittal must sign personally.
A check(s) or certificate for Merrill Lynch Shares will be issued only in the name of the person(s) submitting this Form of Election and Letter of Transmittal and will be mailed to the address set forth beneath the person’s signature unless the Special Delivery or Special Issuance instructions are completed.
(Signature(s) of owner(s)— see Instruction 5)

Dated:	, 200

Social Security or other Tax Identification Number
     If signature is by a person(s) other than record holder(s) and in the capacity of trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or any other persons(s) acting in a fiduciary or representative capacity, please provide the following information. See Instruction 5.

Name:

(please print)

Capacity:

Address:

(include zip code)
Daytime Telephone Number: (               )
Signature Guarantee
(if required by Instruction 4 or 6)
Apply signature guarantee medallion below
     The undersigned hereby guarantees the signature(s) which appear(s) on this Form of Election.

Dated:	, 200

Name of Eligible Institution issuing Guarantee
Note: If the check and/or certificate representing Merrill Lynch Shares is to be issued in exactly the name of the record holder as inscribed on the surrendered First Republic Certificate(s), the surrendered First Republic Certificate(s) need not be endorsed and no guarantee of the signature on this Form of Election and Letter of Transmittal is required.

Substitute Form W-9
Department of the Treasury Internal Revenue Service
Payer’s Request for TIN and Certification

Name:

Please check the appropriate box indicating your status: ☐ Individual/Sole proprietor ☐ Corporation ☐ Partnership ☐ Other	☐	Exempt from backup withholding

Address (number, street, and apt. or suite no.)

City, state, and ZIP code

Part I          TIN

PLEASE PROVIDE YOUR TIN ON THE APPROPRIATE LINE AT THE RIGHT. For most individuals, this is your social security number. If you do not have a number, see the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9. If you are awaiting a TIN, write “Applied For” in this Part I, complete the “Certificate Of Awaiting Taxpayer Identification Number” below and see “IMPORTANT TAX INFORMATION”.
Social Security Number OR Employer Identification Number

Part II          Certification

Under penalties of perjury, I certify that:
(1)	The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and

(2)	I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3)	I am a U.S. person (including a U.S. resident alien).
Certification Instructions—You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.
The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Sign Here	Signature of U.S. person è	Date è
NOTE: FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU ON ACCOUNT OF THE MERGER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS, AND PLEASE SEE INSTRUCTION 7, “IMPORTANT INFORMATION REGARDING BACKUP WITHHOLDING”.
COMPLETE THE FOLLOWING CERTIFICATION IF YOU WROTE “APPLIED FOR”
INSTEAD OF A TIN ON THE SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a TIN to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a TIN by the time of payment, 28% of all reportable payments made to me will be withheld.

Sign Here	Signature of U.S. person è	Date è

INSTRUCTIONS
     The Form of Election and Letter of Transmittal is to be completed and received by the Depositary prior to the Election Deadline by those holders of First Republic Shares desiring to make an Election. The Election Deadline will be 5:00 p.m., Pacific Time, on [•], 2007 unless extended by Merrill Lynch and First Republic, which extension will be announced in a press release at least 5 business days in advance of the date of such deferred deadline. Holders of First Republic Shares who do not complete and submit the Form of Election and Letter of Transmittal prior to the Election Deadline cannot make an Election.
     Holders of First Republic Shares will be deemed to have made a Non-Election and will receive Merger Consideration based on the results of the allocation procedures set forth in the Merger Agreement and described in the Proxy Statement. Until a record holder’s First Republic Certificate(s) or confirmation of a book-entry transfer of the shares into the Depositary’s account at DTC is received by the Depositary at either of the addresses (or, solely with respect to a Guarantee of Delivery, the facsimile number) set forth on the front of the Form of Election and Letter of Transmittal, together with any other documents the Depositary may require, and until the same are processed for exchange by the Depositary, the holder will not receive any certificate representing the Stock Consideration and/or check representing the Cash Consideration or check representing cash in lieu of fractional shares (if any) in exchange for the holder’s First Republic Certificate(s). In addition, no interest will accrue on the Cash Consideration or any cash in lieu of fractional shares, and no dividends or any other distributions that are payable to holders of Merrill Lynch shares as of a record date after the effective time of the merger will be paid to First Republic stockholders receiving Stock Consideration until the Depositary has processed the holder’s Election.
     1. Time in Which to Make an Election. For an Election to be validly made with respect to First Republic Shares owned by a holder, the Depositary must receive, at either of the addresses set forth on the front of the Form of Election and Letter of Transmittal, prior to the Election Deadline, a Form of Election and Letter of Transmittal, properly completed and executed, and accompanied by the First Republic Certificate(s) representing such First Republic Shares, confirmation contained in an “Agent’s Message” of a book-entry transfer of the shares at DTC, or a Guarantee of Delivery. Any stockholder whose Form of Election and Letter of Transmittal and First Republic Certificate(s) (or confirmation of a book-entry transfer of the shares at the Depositary’s account at DTC or Guarantee of Delivery) are not so received will be deemed to have made a Non-Election. If First Republic Certificate(s) representing First Republic Shares covered by a Guarantee of Delivery are not received (or if there is no confirmation contained in an “Agent’s Message” of a book-entry transfer of the First Republic Shares at the Depositary’s account at DTC) within three New York Stock Exchange trading days after the Election Deadline, unless that deadline has been extended in accordance with the terms of the Merger Agreement, the holder thereof will be deemed to have made a Non-Election. As used herein, the term “Agent’s Message” means a message, transmitted by DTC and received by the Depositary and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgement from the DTC participant delivering the First Republic Shares, that such participant has received and agreed to be bound by the Form of Election and Letter of Transmittal, and that Merrill Lynch may enforce such agreement against the participant.
     2. Change or Revocation of Election. Any holder of First Republic Shares who has made an Election by submitting a Form of Election and Letter of Transmittal to the Depositary may at any time prior to the Election Deadline change that holder’s Election by submitting to the Depositary a revised and later dated Form of Election and Letter of Transmittal, properly completed and signed, that is received by the Depositary prior to the Election Deadline. Any holder of First Republic Shares may at any time prior to the Election Deadline revoke the Election and withdraw the First Republic Certificate(s) for the holder’s First Republic Shares deposited with the Depositary by written notice to the Depositary received prior to the Election Deadline. After the Election Deadline, a holder of First Republic Shares may not change the Election and may not withdraw his or her First Republic Certificate(s) unless the Merger Agreement is terminated.
     3. Nominees. Record holders of First Republic Shares who are nominees only may submit a separate Form of Election and Letter of Transmittal for each beneficial owner for whom the record holder is a nominee; provided, however, that at the request of Merrill Lynch the record holder must certify to Merrill Lynch’s satisfaction that the record holder holds those First Republic Shares as nominee for the beneficial owner(s) thereof. Each beneficial owner for which a Form of Election and Letter of Transmittal is submitted will be treated as a separate holder of First Republic Shares.
     4. Guarantee of Signatures. No signature guarantee is required on a Form of Election and Letter of Transmittal if it is signed by the record holder(s) of the First Republic Shares tendered herewith, and the certificate representing Merrill Lynch Shares and/or the check, if applicable, are to be issued to that record holder(s) without any correction or change in the name of the record holder(s). IN ALL OTHER CASES, ALL SIGNATURES ON A FORM OF ELECTION AND LETTER OF TRANSMITTAL MUST BE GUARANTEED. All signatures required to be guaranteed in accordance with these instructions must be guaranteed by a bank, broker or other institution that is a member of a Medallion Signature Guaranty Program (an “Eligible Institution”). Public notaries cannot execute acceptable guarantees of signatures.
     5. Signatures on Form of Election and Letter of Transmittal, Stock Powers and Endorsements.
          (a) If a Form of Election and Letter of Transmittal is signed by the record holder(s) of the certificate(s) tendered hereby without any alteration, variation, correction or change in the name of the record holder(s), the signature(s) must correspond exactly with the name(s) as written on the face of the First Republic Certificate(s) without any change whatsoever. If the name of the record holder(s) needs to be corrected or has changed (by marriage or otherwise), see Instruction 6.
          (b) If any First Republic Shares tendered by a Form of Election and Letter of Transmittal are held of record by two or more joint holders, each of the joint holders must sign the Form of Election and Letter of Transmittal.
          (c) If a Form of Election and Letter of Transmittal is signed by the record holder(s) of the First Republic Certificate(s) listed and transmitted thereby, no endorsements of the First Republic Certificate(s) or separate stock powers are required.
          (d) If any surrendered First Republic Shares are registered in different names on several First Republic Certificate(s), it will be necessary to complete, sign and submit as many separate Forms of Election and Letters of Transmittal as there are different registrations of First Republic Certificate(s).
          (e) If a Form of Election and Letter of Transmittal is signed by a person(s) other than the record holder(s) of the First Republic Certificate(s) listed, the First Republic Certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name of the record holder(s) appears on the First Republic Certificate(s). Signatures on the First Republic Certificate(s) or stock powers must be guaranteed as provided in TABLE E (Stockholder(s) Sign Here) above. See Instruction 4.
          (f) If a Form of Election and Letter of Transmittal or any First Republic Certificate(s) or stock power(s) is signed by a person(s) other than the record holder(s) of the First Republic Certificate(s) listed and the signer(s) is acting in the capacity of trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or any other person(s) acting in a fiduciary or representative capacity, that person(s) must so indicate when signing and must submit proper evidence satisfactory to the Depositary of authority to so act.
     6. Special Issuance and Delivery Instructions. Unless instructions to the contrary are given in TABLE C (Special Issuance Instructions) or TABLE D (Special Delivery Instructions), the certificate representing Merrill Lynch Shares and/or the check to be distributed upon the surrender of First Republic Shares pursuant to a Form of Election and Letter of Transmittal will be issued in the name and mailed to the address of the record holder(s) set forth in TABLE A (Description of First Republic Common Shares Surrendered). If the certificate and/or check are to be issued in the name of a person(s) other than the record holder(s) or if the name of the record holder(s) needs to be corrected or changed (by marriage or otherwise), TABLE C (Special Issuance Instructions) must be completed. If the certificate and/or check are to be sent to a person(s) other than the record holder(s) or to the record holder(s) at an address other than that shown in TABLE A (Description of First Republic Common Shares Surrendered), then TABLE D (Special Delivery Instructions) must be completed. If TABLE C (Special Issuance Instructions) is completed, or TABLE D (Special Delivery Instructions) is completed other than for the sole purpose of changing the address of the record holder(s), the signature(s) of the person(s) signing a Form of Election and Letter of Transmittal must be guaranteed as provided in TABLE E (Stockholder(s) Sign Here). See Instruction 4.
     7. Important Information Regarding Backup Withholding. Each holder of First Republic Shares is required to provide the Depositary with the holder’s correct Taxpayer Identification Number (“TIN”), generally the holder’s social security or federal employer identification number, on the Substitute Form W-9 provided above, or, alternatively, to establish another basis for exemption from backup withholding. A First Republic stockholder must cross out item (2) in Part II—Certification of the Substitute Form W-9 if such stockholder is subject to backup withholding. In addition to potential penalties, failure to provide the correct information on the Substitute Form W-9 may subject the stockholder to 28% federal income tax backup withholding on any reportable payments made to such stockholder. If the stockholder has not been issued a TIN and has applied for one or intends to apply for one in the near future, such stockholder should write “Applied For” in the space provided for the TIN in Part I of the Substitute Form W-9, and sign and date the Substitute Form W-9 and the Certificate of Awaiting Taxpayer

Identification Number. If “Applied For” is written in Part I and the Depositary is not provided with a TIN by the time of payment, the Depositary will withhold 28% from any payments of the purchase price to such stockholder. A stockholder that is not a United States person may qualify as an exempt recipient by submitting to the Depositary a properly completed Form W-8BEN, Form W-8ECI or Form W-8IMY, as applicable (which the Depositary will provide upon request) signed under penalty of perjury, attesting to that stockholder’s exempt status.
     8. Inadequate Space. If there is inadequate space to list the First Republic Certificate(s), the information must be set forth on additional sheets substantially in the form of the corresponding portion of a Form of Election and Letter of Transmittal and attached to the Form of Election and Letter of Transmittal.
     9. Indication of First Republic Certificate(s) Numbers and Shares. TABLE A (Description of First Republic Shares Surrendered) of the Form of Election and Letter of Transmittal should indicate the certificate number(s) of the First Republic Certificate(s) surrendered thereby and the number of shares represented by each First Republic Certificate.
     10. Method of Delivery. The method of delivery of all documents is at the option and risk of the holder of First Republic Shares. If delivery is by mail, the use of registered mail, with return receipt requested, properly insured, is strongly recommended. A return envelope is enclosed. It is suggested that the Form of Election and Letter of Transmittal be mailed to the Depositary as soon as possible. Delivery of the documents will be deemed effective, and risk of loss and title with respect thereto will pass, only when materials are actually received by the Depositary.
     11. Lost First Republic Certificate. If any First Republic Certificate has been lost, stolen or destroyed, the holder should call Mellon Investor Services, LLC for instructions as to how to proceed. Holders may contact Mellon Investor Services, LLC regarding lost, stolen or destroyed First Republic Certificate(s) at (800) 635-9270. This Form of Election and Letter of Transmittal cannot be processed until the holder has followed the procedures for replacing lost, stolen or destroyed First Republic Certificate(s).
     12. Non-Consummation of Merger. Consummation of the Merger is subject to the required approval of the stockholders of First Republic, to the receipt of all required regulatory approvals and to the satisfaction of certain other conditions. No payments related to any surrender of the First Republic Certificate(s) will be made prior to the consummation of the Merger, and no payments will be made to stockholders if the Merger Agreement is terminated. If the Merger Agreement is terminated, all Elections will be void and of no effect and First Republic Certificate(s) submitted to the Depositary will be returned as soon as practicable to the persons submitting them.
     13. Voting Rights and Dividends. Holders of First Republic Shares will continue to have the right to vote and to receive all dividends paid, if any, on all First Republic Shares deposited by them with the Depositary until the Merger is completed.
     14. Guarantee of Delivery. Holders of First Republic Shares whose First Republic Certificate(s) are not immediately available or who cannot deliver their First Republic Certificate(s) and all other required documents to the Depositary or cannot complete the procedure for delivery of First Republic Shares by book-entry transfer into the Depositary’s account at DTC prior to the Election Deadline, may deliver their First Republic Shares by properly completing and duly executing a Guarantee of Delivery if (1) the Guarantee of Delivery is made by or through a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company in the United States, (2) prior to the Election Deadline, the Depositary receives a properly completed and duly executed Guarantee of Delivery, as provided herein, together with a properly completed and duly executed Form of Election and Letter of Transmittal and any other documents required by the Form of Election and Letter of Transmittal; and (3) the First Republic Certificate(s) for all the First Republic Shares covered by the Guarantee of Delivery, in proper form for transfer(or confirmation of a book-entry transfer of such First Republic Shares into the Depositary’s account at DTC), are received by the Depositary within three NYSE trading days after the Election Deadline. If the above requirements are not satisfied in a timely manner, the holder will be deemed to have made a Non-Election. The Guarantee of Delivery is included herewith.
     15. Construction. All Elections will be considered in accordance with the terms and conditions of the Merger Agreement.
     All questions with respect to the Form of Election and Letter of Transmittal (including, without limitation, questions relating to the timeliness, effectiveness or revocation of any Election) will be resolved by Merrill Lynch in its sole discretion and such resolution will be final and binding.

     With the consent of Merrill Lynch, the Depositary may (but is not required to) waive any immaterial defects or variances in the manner in which a Form of Election and Letter of Transmittal has been completed and submitted so long as the intent of the holder of First Republic Shares submitting the Form of Election and Letter of Transmittal is reasonably clear. Neither the Depositary nor Merrill Lynch is under any obligation to provide notification of any defects in the deposit and surrender of any First Republic Certificate(s) formerly representing First Republic Shares, nor shall the Depositary or Merrill Lynch be liable for any failure to give any such notification.
     16. Miscellaneous. No fraction of a share of Merrill Lynch Shares will be issued upon the surrender for exchange of a First Republic Certificate(s) for First Republic Shares. In lieu of fractional shares, an amount of cash determined under a formula set forth in the Merger Agreement will be paid by check.
     Completing and returning the Form of Election and Letter of Transmittal does not have the effect of casting a vote with respect to adoption of the Merger Agreement at the special meeting of stockholders of First Republic. To vote on the Merger Agreement, please consult the Proxy Statement.
     17. Questions and Requests for Information. Questions and requests for information or assistance relating to the Form of Election and Letter of Transmittal should be directed to Morrow & Co., Inc., Attn: [•], at [•]. Additional copies of the Proxy Statement and the Form of Election and Letter of Transmittal may be obtained from Morrow & Co., Inc., Attn: [•] by calling him at [•].

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9
     Guidelines for Determining the Proper Identification Number for the Payee (You) to Give the Payer—Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All “Section” references are to the Internal Revenue Code of 1986, as amended. “IRS” is the Internal Revenue Service.

			Give the name and			Give the name and
			Social Security			Employer Identification
For this type of account:			number of —	For this type of account:		number of —

1.	Individual		The individual	6.	Sole proprietorship or single-member LLC	The owner[3]

2.	Two or more individuals (joint account)		The actual owner of the account or, if combined funds, the first individual on the account[1]	7.	A valid trust, estate, or pension trust	The legal entity[4]

3.	Custodian account of a minor (Uniform Gift to Minors Act)		The minor[2]	8.	Corporate or LLC electing corporate status on Form 8832	The corporation

4.	a.	The usual revocable savings trust (grantor is also trustee)	The grantor-trustee	9.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization

	b.	So-called trust account that is not a legal or valid trust under state law	The actual owner[1]

5.	Sole proprietorship or single-owner LLC		The owner[3]	10.	Partnership or multi-member LLC	The partnership
				11.	A broker or registered nominee	The broker or nominee
				12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s social security number.

(3)	You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your social security number or your employer identification number (if you have one).

(4)	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note:	If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number
     If you do not have a taxpayer identification number, apply for one immediately. To apply for a SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office. Get Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for a TIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can get Forms W-7 and SS-4 from the IRS by calling 1 (800) TAX-FORM, or from the IRS Web Site at www.irs.gov.
Payees Exempt From Backup Withholding
Payees specifically exempted from backup withholding include:
(1)	An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

(2)	The United States or any of its agencies or instrumentalities.

(3)	A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

(4)	A foreign government or any of its political subdivisions, agencies or instrumentalities.

(5)	An international organization or any of its agencies or instrumentalities.
Payees that may be exempt from backup withholding include:
(6)	A corporation.

(7)	A foreign central bank of issue.

(8)	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

(9)	A futures commission merchant registered with the Commodity Futures Trading Commission.

(10)	A real estate investment trust.

(11)	An entity registered at all times during the tax year under the Investment Company Act of 1940.

(12)	A common trust fund operated by a bank under Section 584(a).

(13)	A financial institution.

(14)	A middleman known in the investment community as a nominee or custodian.

(15)	A trust exempt from tax under Section 664 or described in Section 4947.
     The chart below shows types of payments that may be exempt from backup withholding. The chart applies to the exempt recipients listed above, 1 through 15.

If the payment is for...	THEN the payment is exempt for...

Interest and dividend payments	All exempt recipients except for 9

Broker transactions	Exempt recipients 1 through 13. Also, a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker

Exempt payees should complete a substitute Form W-9 to avoid possible erroneous backup withholding.
Furnish your taxpayer identification number, check the appropriate box for your status, check the “Exempt from backup withholding” box, sign and date the form and return it to the payer. Foreign payees who are not subject to backup withholding should complete an appropriate Form W-8 and return it to the payer.
Privacy Act Notice. Section 6109 requires you to provide your correct taxpayer identification number to payers who must file information returns with the IRS to report interest, dividends, and certain other income paid to you to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your return and may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws, and may also disclose this information to other countries under a tax treaty, or to Federal and state agencies to enforce Federal nontax criminal laws and to

Federal law-enforcement and intelligence agencies to combat terrorism. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.
Penalties
(1) Failure to Furnish Taxpayer Identification Number. If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Civil Penalty for False Information with Respect to Withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.
(3) Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE

FIRST REPUBLIC BANK
NOTICE OF GUARANTEED DELIVERY
(NOT TO BE USED FOR SIGNATURE GUARANTEE)
     This Notice of Guaranteed Delivery or one substantially similar hereto must be used to make a valid election with respect to your shares of common stock of First Republic Bank (“First Republic”), as set forth in the proxy statement/prospectus, dated [•], 2007 (the “Proxy Statement”), and the accompanying Form of Election and Letter of Transmittal and the instructions thereto (collectively, the “Election Form”), if (1) your stock certificate(s) representing shares of First Republic common stock are not immediately available, (2) you cannot complete the procedure for book-entry transfer on a timely basis or (3) you cannot deliver the certificate(s) and all other required documents to Computershare (the “Depositary”) prior to 5:00 p.m., Pacific Time, on the Election Deadline. The Election Deadline will be 5:00 p.m., Pacific Time, on [•], 2007, unless extended by Merrill Lynch and First Republic, which extension will be announced in a press release at least 5 business days in advance of the date of the deferred deadline. You may deliver this Notice of Guaranteed Delivery by facsimile transmission, overnight courier or mail to the Depositary as set forth below and it must be received by the Depositary on or before the election deadline. See “Mailing Instructions” in the Form of Election and Letter of Transmittal for further information.
TO: COMPUTERSHARE, Depositary

If delivered by Mail, to:	If delivered by Overnight Delivery, to:

Computershare Attn.: First Republic Offer P.O. Box 859208 Braintree, MA 02185-9208	Computershare Attn.: First Republic Offer 161 Bay State Drive Braintree, MA 02184 If by facsimile transmission:
(For eligible institutions only) (781) 930-4942 Facsimile confirmation number (781) 930-4900
     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.
     This Notice of Guaranteed Delivery is not to be used to guarantee signatures, if a signature on a Form of Election and Letter of Transmittal is required to be guaranteed by an eligible institution under the instructions thereto.

Ladies and Gentlemen:
     I hereby acknowledge that if the shares of First Republic common stock listed below are not delivered to the Depositary by 5:00 p.m. Eastern Time on the third NYSE trading day after the election deadline (as set forth in the Form of Election and Letter of Transmittal), the Depositary may deem that I have not made an election with respect to such shares.
     I hereby tender to the Depositary the shares of First Republic common stock listed below, upon the terms of and subject to the conditions set forth in the Proxy Statement and the related Form of Election and Letter of Transmittal, including the instructions to the related Form of Election and Letter of Transmittal, receipt of which I hereby acknowledge, pursuant to the guaranteed delivery procedures set forth in the Proxy Statement, as follows:

Certificate No.

The Book-Entry Transfer Facility Account Number (if the shares of First Republic common stock will be delivered by book-entry transfer)

Account Number

Number of Shares

Date _________________, ___________

Number of Shares

Sign Here

Signature(s)

Number and Street or P.O. Box

City, Street, Zip Code

GUARANTEE OF DELIVERY
(NOT TO BE USED FOR SIGNATURE GUARANTEE)
     The undersigned, a participant in the Security Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program guarantees delivery to the Depositary of certificates representing the shares of First Republic common stock listed above, in proper form for transfer or delivery of such shares of First Republic common stock pursuant to procedures for book-entry transfer, in either case with delivery of a properly completed and duly executed Form of Election and Letter of Transmittal (or manually signed facsimile thereof) and any other required documents, no later than 5:00 p.m. Eastern Time on the third NYSE trading day after the date hereof.

Firm Name (Print)

Authorized Signature

Address

City, State, Zip Code

Area Code and Telephone Number
Date _________________, ___________
DO NOT SEND CERTIFICATE(S) OR ANY OTHER REQUIRED DOCUMENTS WITH THIS FORM. THEY SHOULD BE SENT WITH THE ELECTION FORM TO THE DEPOSITARY (UNLESS A BOOK-ENTRY TRANSFER FACILITY IS USED).